THIS CONSTITUTES NOTICE OF ENTRY
AS REQUIRED BY FRCP, RULE 77(d).

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

PRIORITY SEND

CIVIL MINUTES -- GENERAL

Case No. **CV 07-2566-JFW (JCx)** Date: June 8, 2007

Title: John Burnley -v- George Moseman, et al.

PRESENT:

HONORABLE JOHN F. WALTER, UNITED STATES DISTRICT JUDGE

Shannon Reilly	**None Present**
Courtroom Deputy	**Court Reporter**

ATTORNEYS PRESENT FOR PLAINTIFFS:	**ATTORNEYS PRESENT FOR DEFENDANTS:**
None	None

PROCEEDINGS (IN CHAMBERS): ORDER GRANTING DEFENDANTS' MOTION TO DISMISS COMPLAINT [filed 5/25/07]

On May 25, 2007, Defendants Brad Hoffman and Emanuel Neuman ("Defendants") filed a Motion to Dismiss Plaintiff's Complaint. On May 30, 2007, Defendant George Moseman filed a Joinder in the Motion to Dismiss. On June 6, 2007, nominal Defendant Kings Road Entertainment, Inc. ("Kings Road") also filed a Joinder in the Motion to Dismiss.[1] Plaintiff John Burnley ("Plaintiff") did not file an Opposition. On June 7, 2007, Defendants filed a Reply indicating that they had not received an opposition from Plaintiff. Pursuant to Rule 78 of the Federal Rules of Civil Procedure and Local Rule 7-15, the Court finds that this matter is appropriate for decision without oral argument. The hearing calendared for June 18, 2007 is hereby vacated and the matter taken off calendar.

Pursuant to Local Rule 7-9, Plaintiff was required to file and serve his Opposition or Notice of Non-Opposition "not later than fourteen (14) days before the date designated for the hearing of the motion," or June 4, 2007. *See* Local Rule 7-9. Local Rule 7-12 provides that "[t]he failure to file any required paper, or the failure to file it within the deadline, may be deemed consent to the granting . . . of the motion." Local Rule 7-12. As of this date, June 8, 2007, Plaintiff has not filed an Opposition to Defendants' Motion. Pursuant to Local Rule 7-12, the Court deems Plaintiff's failure to file an Opposition or to otherwise comply with Local Rule 7-9 as consent to the granting of Defendants' Motion.

Notwithstanding Plaintiff's failure to comply with Local Rule 7-9, the Court has independently considered Defendants' Motion and rules as follows:

ENTERED
CLERK, U.S. DISTRICT COURT
JUN 12 2007
CENTRAL DISTRICT OF CALIFORNIA
BY DEPUTY

[1] Defendant Philip Holmes did not file a Joinder in the Motion to Dismiss.

In his Complaint, Plaintiff alleges that this Court has subject matter jurisdiction over this action on the basis of diversity of citizenship pursuant to 28 U.S.C. § 1332. Defendants move to dismiss on the grounds that the parties are not diverse, and this Court therefore lacks subject matter jurisdiction over this action.

Plaintiff failed to include an allegation as to the state of his citizenship in his Complaint, and merely alleges that he "is not a resident of the State of California or Delaware." Complaint at ¶ 1. Plaintiff also failed to allege the citizenship of any of the individually named Defendants in his Complaint. Instead, because he brought this action as a derivative action on behalf of the shareholders of Kings Road, Plaintiff only alleged the citizenship of Kings Road. *See id.*

However, whether or not Plaintiff is diverse from Kings Road is only one factor the Court must consider in determining subject matter jurisdiction. Subject matter jurisdiction based upon diversity of citizenship requires that all plaintiffs be of different citizenship than *all* defendants. *See Strawbridge v. Curtiss*, 7 U.S. 267 (1806); *Tosco Corp. v. Communities for a Better Environment*, 236 F.3d 495, 499 (9th Cir. 2001) ("diversity of citizenship requires that no defendant have the same citizenship as any plaintiff"). According to Defendants, Plaintiff is a citizen of the State of New York. Defendant Neuman is also a citizen of the State of New York. Regardless of whether Kings Road is more properly aligned as a party plaintiff or a defendant in this action, because Plaintiff has the same citizenship as one of the individually named Defendants, the Court finds that it does not have subject matter jurisdiction over this action based on diversity of citizenship as defined in 28 U.S.C. § 1332.

Accordingly, Defendant's Motion to Dismiss Complaint is **GRANTED**. Plaintiff's Complaint is **DISMISSED without prejudice** for lack of subject matter jurisdiction.

IT IS SO ORDERED.

The Clerk shall serve a copy of this Minute Order on all parties to this action.

Initials of Deputy Clerk sr